Exhibit 32.1

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the annual report of Immage Biotherapeutics Corp. (the "Company") on Form 10-K for the period ending August 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Mou Zhi Cong , Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)            The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)            The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: November 3, 2015

/s/ Mou Zhi Cong
Mou Zhi Cong, President &Chief Executive Officer